EXHIBIT 1

             Identity and Background of Directors, Executive Officers
                      and Controlling Persons of the Company

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                                                                 Occupation or Employment
       Name               Position         Present Occupation     during Past Five Years
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
William Ewing, III  Chairman of the      Chairman of the Board   Vice President and
                    Board of Directors,  Bowles Fluidics         Treasurer, 1995-1997
                    1996 - present,      Corporation             Reeves Industries, Inc.
                    Controlling Person   6625 Dobbin Road        101 Merritt
                                         Columbia, Maryland      P. O. Box 5063
                    Director, 1985 -     21045-4707              Norwalk, CT
                    present
                                         Chairman of the Board   Managing Director,
                                         Vacuum Instruments      1992-1994
                                         Corp.                   Chemical Bank
                                         2099 9th Ave.           New York, New York
                                         Ronkonoma, NY 11779

                                         Chairman of the Board
                                         Actronics Inc.
                                         166 Bear Hill Road
                                         Waltham, MA 02154
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Ronald D. Stouffer  President, 1994 -    President and Chief     Executive Vice
                    present              Executive Officer       President, 1982 to 1994
                    Chief Executive      Bowles Fluidics         Bowles Fluidics
                    Officer, 1994 -      Corporation             Corporation
                    present
                    Director, 1978 -
                    present
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Eric W. Koehler     Executive Vice       Executive Vice          Vice President,
                    President, 1997 -    President               Marketing, 1994 - 1997
                    present              Bowles Fluidics         Director of Marketing,
                                         Corporation             1990-1994
                    Director, 1997 -                             Bowles Fluidics
                    present                                      Corporation
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John E. Searle, Jr. Director             Retired
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David C. Dressler   Director             Retired
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Neil Ruddock        Director, 1998 -     President, N. T.
                    present              Ruddock Co.
                                         President, National
                                         Metal Abrasives Co.
                                         26123 Broadway Ave.
                                         Cleveland, Ohio 44146
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James T.            Director,            Self Employed;
Parkinson, III      Controlling Person,  Investment Management
                    1998 - present       P. O. Box 2247
                                         Middleburg, VA 20118
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Frederic Ewing, II  Director,            President
                    Controlling Person   Vacuum Instrument Corp.
                                         2099 9th Avenue
                                         Ronkonoma, NY 11779
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Melvyn J. L.        Vice President,      Vice President,         Engineering Manager,
Clough*             Operations, 1995 -   Operations              1992-1995
                    present              Bowles Fluidics         A. Raymond, Inc.
                                         Corporation             3091 Research Dr.
                                                                 Rochester Hills, Michigan
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

                                  Exhibit 1 - 2

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                                                                 Occupation or Employment
       Name               Position         Present Occupation     during Past Five Years
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
Richard W. Hess     Vice President,      Vice President,         Vice President,
                    Automotive Products  Automotive Products     Engineering, 1992 - 1998,
                    Engineering, 1998 -  Engineering, 1998 -     Bowles Fluidics
                    present              present                 Corporation
                                         Bowles Fluidics
                                         Corporation
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Eleanor M. Kupris   Secretary and Vice   Corporate Secretary,
                    President,           March 1992 - present
                    Administration,      Vice President,
                    1982 - present       Administration, since
                                         1982 - present
                                         Bowles Fluidics
                                         Corporation
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David A. Quinn      Vice President,      Vice President,         Chief Financial Officer,
                    Finance, and         Finance and Treasurer,  1991-1993
                    Treasurer, 1993 -    1993 - present          Bruning Paint Company
                    present              Bowles Fluidics         301 South Haven Street
                                         Corporation             Baltimore, MD 21224
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Dharapuram N.       Vice President,      Vice President,         Vice President, Quality
Srinath**           Advanced             Advanced Engineering,   Assurance, 1995 - 1998
                    Engineering, 1998 -  1998 - present          Director of Quality
                    present              Bowles Fluidics         Assurance and Product
                                         Corporation             Reliability, 1992-1995
                                                                 Bowles Fluidics
                                                                 Corporation
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Arlene M. Hardy     Corporate            Corporate Controller,
                    Controller, 1990 -   1990 - present
                    present              Bowles Fluidics
                                         Corporation
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
*   Citizen of the United Kingdom.
**  Citizen of India.
                                  Exhibit 2 - 2

                                                                       EXHIBIT 2

        Proposed Amendment to the Company's Articles of Incorporation and
         Resolution Adopted by the Board of Directors on December 8, 1998

Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended by:

1. Cancelling the first two paragraphs thereof and inserting the following in its place:

      FOURTH: The total number of shares of all classes of stock the Corporation has authority to issue is Three Million Seventeen Thousand (3,017,000) shares divided into Three Million (3,000,000) shares of cumulative, convertible Preferred Stock of a par value of One Dollar ($1.00) each and Seventeen Thousand (17,000) shares of Common Stock of a par value of One Hundred Dollars ($100) each.

      The Aggregate par value of all shares having par value of all classes is Four Million Seven Hundred Thousand Dollars ($4,700,000).

2. Cancelling the paragraph immediately following the caption "Voting Rights" and inserting the following in its place:

      The Common Stock shall have one (1) vote per share and the Preferred Stock shall have one-two hundred fiftieth (1/250) vote per share. Except to the extent otherwise provided in the Articles of Incorporation or provided by the laws of the State of Maryland, the Common Stock and the Preferred Stock shall vote as a single class.

3. Cancelling the paragraph following the caption "Conversion" and inserting the following in its place:

      The cumulative Preferred Stock of the Corporation of One Dollar ($1.00) par value, may at the option of the holder thereof, at any time dividends are current be converted into Common Stock of the Corporation of One Hundred Dollars ($100) par value upon the following terms:

                  (1) Any holder of any of the convertible Preferred shares
            desiring to avail himself of the option for conversion of his stock as herein provided, shall, deliver, duly endorsed in blank, the certificate or certificates representing the stock to be converted to the Secretary of the Corporation at the Corporation Office and at the same time, notify the Secretary in writing over his signature that he desires to convert his stock into Common Stock of One Hundred Dollars ($100) par value pursuant to these provisions.

                  (2) Upon receipt by the Secretary of a certificate or
            certificates representing shares of convertible Preferred Stock and a notice that the holder thereof desired to convert the same, the

                                 Exhibit 2 - 1

            Corporation shall forthwith cause to be issued to the holder of the convertible Preferred shares surrendering the same, one-two hundred fiftieth (1/250) share of Common Stock for each share of convertible Preferred Stock surrendered, and shall deliver to such holder a certificate in due form for such Common Stock.

                                 Exhibit 2 - 2